UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2003

MILACRON INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8475	31-1062125

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio 45206

(address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (513) 487-5000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits:

Exhibit No.	Description

99.1	Earnings release issued by Milacron Inc. on October 31, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      On October 31, 2003, Milacron Inc. (the "Company") issued an earnings release announcing its results for the third quarter of 2003, which is furnished as Exhibit 99.1 hereto. The Company's earnings release presents the Company's net loss for the quarter adjusted for an after-tax charge for goodwill impairment, after-tax restructuring costs, losses from discontinued operations and a tax expense to arrive at a measure for pre-tax loss from continuing operations before restructuring costs and the goodwill charge. The Company also presents its operating loss before interest and taxes adjusted for restructuring costs and the goodwill charge to arrive at a measure for earnings before interest and taxes excluding restructuring costs and goodwill charges. The Company's management believes that describing the Company's operating results using these non-GAAP financial measures is useful to investors because these non-GAAP financial measures provide investors with a basis for comparing the Company's results for its most recently completed financial period to its results in prior periods. The Company's management believes that the use of provision (benefit) for income taxes excluding amounts related to restructuring charges and after-tax restructuring charges provides investors with information that is not otherwise available in, and could not be derived from, the Company's financial statements due to differences in tax effects between jurisdictions and fiscal periods. In addition, the measures for pre-tax loss from continuing operations before the restructuring costs and the goodwill charge and earnings before interest and taxes excluding restructuring costs and goodwill charges are the basis on which management reports to the Company's Board of Directors and represent measures which management believes are used by analysts and investors following the Company.

      This information shall not be deemed “filed” for puposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwisde subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing uder the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such a filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	October 31, 2003	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings release issued by Milacron Inc. on October 31, 2003.